Exhibit 99.2

Effective Sept. 22, 2023, Mullen Receives EPA Certification for Class 3 EV Commercial Vehicles

EPA certification is a critical milestone to allow shipping vehicles to customers;

Company’s first Class 3 EV Cab Chassis Trucks began rolling off the production line on August 21, 2023

BREA, Calif., Sept. 25, 2023 -- via IBN -- Mullen Automotive Inc. (NASDAQ: MULN) (“Mullen” or the “Company”), an emerging electric vehicle (“EV”) manufacturer, today announces its achievement of a key milestone with full approval from the Environmental Protection Agency (“EPA”) with certification for Class 3 EV Commercial Vehicles received on Sept. 22, 2023. Class 3 vehicle production began in August 2023 with the first vehicles rolling off the assembly line on Aug. 21, 2023.

In addition, the Mullen Class 3 EV Cab Chassis Truck has completed all required testing requirements for Federal Motor Vehicle Safety Standards (“FMVSS”) and compliance. With EPA certification in-hand and FMVSS compliance, Mullen can now begin shipments of Class 3 EVs for customer deliveries.

Mullen previously announced on May 2, 2023, a Class 3 vehicle order with Randy Marion Automotive (“RMA”) for 1,000 all-electric cab chassis trucks valued at $63 million. In addition, it was announced on May 11, 2023, that MGT Lease Company (“MGT”), a national fleet leasing provider, will purchase 250 Class 3 EV cab chassis trucks under a contract valued at $15.7 million. On Aug. 28, 2023, Mullen also received an order for Class 3 EV trucks from NRTC Automation Group.

“I am extremely proud of this important milestone and, now with EPA certification and FMVSS in-hand, we are planning to begin Class 3 deliveries this week. Mullen is fully committed to our vision and plan and is focusing in now on deliveries to our customers,” said David Michery, CEO and chairman of Mullen Automotive.

The Mullen THREE is an efficient Class 3 low cab forward EV truck featuring a tight turning diameter of 38 feet and excellent visibility for superior maneuverability on narrow city streets. This versatile chassis provides a clean top-of-rail for easy upfitting with bodies up to 14 feet long and over 5,800 pounds of payload. In addition, the design of the LCF chassis allows more cargo volume within a given overall length.

Mullen THREE Vehicle Highlights:

●	130-mile estimated range

●	11,000 lbs. GVWR

●	5,802 lbs. max payload

●	14 ft. max box length

●	38 ft. turning diameter

View full vehicle specifications for the Mullen THREE here.

For further details on EPA certification, including 8-K filling, please visit MullenUSA.com.

About Mullen

Mullen Automotive (NASDAQ: MULN) is a Southern California-based automotive company building the next generation of electric vehicles (“EVs”) that will be manufactured in its two United States-based assembly plants. Mullen’s EV development portfolio includes the Mullen FIVE EV Crossover, Mullen-GO Commercial Urban Delivery EV, Mullen Commercial Class 1-3 EVs and Bollinger Motors, which features both the B1 and B2 electric SUV trucks and Class 4-6 commercial offerings. On Sept. 7, 2022, Bollinger Motors became a majority-owned EV truck company of Mullen Automotive, and on Dec. 1, 2022, Mullen closed on the acquisition of Electric Last Mile Solutions’ (“ELMS”) assets, including all IP and a 650,000-square-foot plant in Mishawaka, Indiana.

To learn more about the Company, visit www.MullenUSA.com.

Forward-Looking Statements

Certain statements in this press release that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Exchange Act of 1934, as amended. Any statements contained in this press release that are not statements of historical fact may be deemed forward-looking statements. Words such as “continue,” “will,” “may,” “could,” “should,” “expect,” “expected,” “plans,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential” and similar expressions are intended to identify such forward-looking statements. All forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements, many of which are generally outside the control of Mullen and are difficult to predict. Examples of such risks and uncertainties include but are not limited to the timing of delivery and order completion of the Class 3 vehicles and whether the Class 3 will be a success. Additional factors that could cause actual results to differ materially from those expressed or implied in the forward-looking statements can be found in the most recent annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K filed by Mullen with the Securities and Exchange Commission. Mullen anticipates that subsequent events and developments may cause its plans, intentions and expectations to change. Mullen assumes no obligation, and it specifically disclaims any intention or obligation, to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as expressly required by law. Forward-looking statements speak only as of the date they are made and should not be relied upon as representing Mullen’s plans and expectations as of any subsequent date.

Contact:

Mullen Automotive, Inc.

+1 (714) 613-1900

www.MullenUSA.com

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